Exhibit 99.1
Lennox International Reports Third Quarter Results
•	Total revenue up 13%, with organic revenue up 4%
•	Adjusted EPS of $0.80 and GAAP EPS of $0.64
•	2011 revenue growth guidance range now 7-9%
•	Narrowing 2011 adjusted EPS guidance range to $2.00-$2.15
•	Repurchased $55 million of stock in the third quarter
•	Repurchased $90 million of stock year-to-date and increasing buyback target to $120 million in total for 2011
DALLAS, October 25 – Lennox International Inc. (NYSE: LII) today reported financial results for the third quarter of 2011.
Revenue for the third quarter was $923 million, up 13% from the prior-year quarter including a 2 point positive impact from foreign exchange. Excluding the Kysor/Warren acquisition that closed in January 2011, organic revenue was up 4% in the third quarter. At constant currency, organic revenue was up 2% from the prior-year quarter. Diluted earnings per share from continuing operations on an adjusted basis was $0.80, compared to $0.83 in the prior-year quarter. Diluted earnings per share from continuing operations on a GAAP basis was $0.64, compared to $0.76 in the prior-year quarter.
“Revenue from our Residential business was up slightly in the third quarter, led by a 4% increase in shipments as well as price realization, although product mix was down from a year ago when the federal government’s $1,500 tax credit for high-efficiency cooling and heating products was still in place,” said Todd Bluedorn, CEO of Lennox International. “Commercial revenue was up 10% at constant currency as we continued to see strong, broad-based growth across the business, as well as favorable price and mix. Refrigeration organic revenue was up 4% at constant currency, adjusted for the strategic exit of third-party coil business in Australia last year. Refrigeration also realized favorable price and mix on top of shipment growth. In our Service Experts business, residential revenue was down, while commercial revenue was up 6%. Overall, the company had strong cash generation in the third quarter with free cash flow of $132 million and repurchased $55 million of stock and paid out $10 million in dividends. For 2011, we now expect company revenue growth of 7-9% and are narrowing our guidance range for adjusted EPS to $2.00-$2.15 for the year.”

FINANCIAL HIGHLIGHTS
Revenue: Revenue for the third quarter was $923 million, up 13% from the prior-year quarter, including a positive 2 point impact from foreign exchange. On an organic basis and at constant currency, revenue was up 2% from the third quarter a year ago. Volume was up, and price/mix was flat from the prior-year quarter.
Gross Profit: Gross profit for the third quarter was $231 million, down 1% from $233 million in the prior-year quarter. Gross margin was 25.0% compared to 28.5% in the prior-year quarter. Gross margin was impacted primarily by higher raw and component commodity costs, lower product mix, and the Kysor/Warren acquisition, partially offset by favorable price.
Income from Continuing Operations: Adjusted income from continuing operations in the third quarter was $42.5 million, or $0.80 diluted earnings per share, compared to adjusted income from continuing operations of $45.5 million, or $0.83 diluted earnings per share in the prior-year quarter. Adjusted income from continuing operations for the third quarter of 2011 excludes: an after-tax charge of $6.7 million for restructuring activities; $2.2 million after-tax for the net change in unrealized losses on open future contracts; and a $0.2 million after-tax benefit for other items.
On a GAAP basis, income from continuing operations for the third quarter was $33.8 million, or $0.64 diluted earnings per share, compared to $41.9 million income from continuing operations, or $0.76 diluted earnings per share, in the prior-year quarter.
Free Cash Flow and Total Debt: Net cash from operations in the third quarter was $140 million compared to $70 million in the prior-year quarter. The company invested approximately $8 million in capital assets in the third quarter. Free cash flow was $132 million, up 122% from $59 million in the prior-year quarter. The company paid $10 million in dividends and repurchased $55 million of stock in the third quarter. For the first 9 months of the year, the company paid $27 million in dividends and repurchased $90 million of stock. Total cash and cash equivalents were $58 million at the end of the third quarter. Total debt at the end of the third quarter was $500 million, down $78 million from the second quarter. On October 21, 2011, the company extended the maturity on its $650 million senior unsecured revolving credit facility from October 2012 to October 2016 through an amended and restated agreement.

BUSINESS SEGMENT HIGHLIGHTS
Residential Heating & Cooling
Third quarter revenue in the Residential Heating & Cooling business segment was $374 million, up 1% from $371 million in the prior-year quarter. At constant currency, revenue was up slightly. Segment profit was $29 million and segment profit margin was 7.7%, compared to segment profit of $39 million and segment profit margin of 10.5% in the prior-year quarter. Results were primarily impacted by lower mix and higher commodity costs, with offsets from higher volume, favorable price, and lower SG&A.
Commercial Heating & Cooling
Revenue in the Commercial Heating & Cooling business segment was $199 million, up 13% from $176 million in the prior-year quarter. At constant currency, revenue was up 10%. Total segment profit was $29 million, and segment profit margin was 14.4%, compared to segment profit of $25 million and segment profit margin of 14.1% in the prior-year quarter. Results were primarily impacted by higher volume, favorable price/mix, and lower SG&A expenses, which more than offset higher commodity costs.
Service Experts
Revenue in the Service Experts business segment was $145 million in the third quarter, down 4% from $151 million in the prior-year quarter. At constant currency, revenue was down 5%. Segment profit was $5 million and segment profit margin was 3.7%, compared to segment profit of $6 million and segment profit margin of 4.0% in the prior-year quarter. Results were primarily impacted by lower volume in the residential business, with a partial offset from lower SG&A expenses.
Refrigeration
Revenue in the Refrigeration business segment was $224 million in the third quarter, up 59% from $141 million in the prior-year quarter. At constant currency, revenue was up 52%. Excluding the Kysor/Warren acquisition, organic revenue was up 2% at constant currency. Segment profit was $21 million and segment profit margin was 9.2% in the third quarter, compared to segment profit of $17 million and segment profit margin of 12.3% in the prior-year quarter. Excluding the Kysor/Warren acquisition, segment profit margin was up 20 basis points from the prior-year quarter. Results were primarily impacted by higher volume and favorable price/mix, with offsets from higher commodity costs and SG&A expenses.

FULL-YEAR OUTLOOK
The company is adjusting its revenue guidance range and narrowing its EPS guidance ranges for 2011.
•	Adjusting revenue growth guidance from a range of 8-11% to a range of 7-9%; adjusting organic revenue growth guidance from a range of 1-4% to a range of 0-2%; foreign exchange is estimated to have 2 points of positive impact.

•	Narrowing adjusted EPS from continuing operations guidance from a range of $2.00-$2.30 to a range of $2.00-$2.15.

•	Narrowing GAAP EPS from continuing operations guidance from a range of $1.93-$2.23 to a range of $1.78-$1.93.

•	The company continues to expect $60-65 million of headwind from raw and component commodity costs for the full year.

•	Lowering tax rate guidance from approximately 34% to approximately 33.5% for the full year.

•	Lowering capital expenditure guidance from approximately $60 million to approximately $45-50 million for the full year.

•	Raising 2011 stock repurchase guidance from more than $100 million to a target of $120 million for the full year.
CONFERENCE CALL INFORMATION
A conference call to discuss the company’s third quarter results will be held this morning at 8:30 a.m. Central time. To listen, please call the conference call line at 612-288-0337 at least 10 minutes prior to the scheduled start time and use reservation number 219563. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
A replay will be available from 11:00 a.m. Central time on October 25 through November 1, 2011, by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 219563. This call will also be archived on the company’s web site.
Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
The statements in this news release that are not historical statements, including statements regarding expected financial results for 2011, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are beyond LII’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather, and a decline in new construction activity in the demand for products and services. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
NET SALES	$923.0	$818.2	$2,547.7	$2,334.4
COST OF GOODS SOLD	691.9	585.4	1,903.9	1,662.6

Gross profit	231.1	232.8	643.8	671.8
OPERATING EXPENSES:
Selling, general and administrative expenses	166.3	163.5	515.2	513.0
Losses and other expenses, net	2.5	0.8	3.1	6.3
Restructuring charges	10.8	4.7	14.4	15.0
Income from equity method investments	(3.0)	(2.8)	(8.9)	(8.9)

Operational income from continuing operations	54.5	66.6	120.0	146.4
INTEREST EXPENSE, net	4.1	3.5	12.5	9.1
OTHER EXPENSE, net	—	—	0.1	0.1

Income from continuing operations before income taxes	50.4	63.1	107.4	137.2
PROVISION FOR INCOME TAXES	16.6	21.2	35.8	47.9

Income from continuing operations	33.8	41.9	71.6	89.3
DISCONTINUED OPERATIONS:
Operational loss from discontinued operations	—	0.1	—	0.9
Income tax benefit	—	—	—	(0.1)

Loss from discontinued operations	—	0.1	—	0.8

Net income	$33.8	$41.8	$71.6	$88.5

EARNINGS PER SHARE — BASIC:
Income from continuing operations	$0.65	$0.78	$1.35	$1.62
Loss from discontinued operations	—	—	—	(0.01)

Net income	$0.65	$0.78	$1.35	$1.61

EARNINGS PER SHARE — DILUTED:
Income from continuing operations	$0.64	$0.76	$1.33	$1.59
Loss from discontinued operations	—	—	—	(0.02)

Net income	$0.64	$0.76	$1.33	$1.57

AVERAGE SHARES OUTSTANDING:
Basic	52.2	53.8	53.0	55.0
Diluted	52.8	55.0	53.9	56.2

CASH DIVIDENDS DECLARED PER SHARE	$0.18	$0.15	$0.54	$0.45

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT NET SALES AND PROFIT
(Unaudited, in millions)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Net Sales
Residential Heating & Cooling	$373.6	$370.9	$1,040.7	$1,068.5
Commercial Heating & Cooling	199.3	176.3	536.4	471.7
Service Experts	144.7	150.9	406.6	445.6
Refrigeration	223.7	140.6	616.3	411.8
Eliminations (A)	(18.3)	(20.5)	(52.3)	(63.2)

	$923.0	$818.2	$2,547.7	$2,334.4

Segment Profit (Loss) (B)
Residential Heating & Cooling	$28.8	$39.0	$60.8	$98.6
Commercial Heating & Cooling	28.7	24.9	61.7	56.2
Service Experts	5.4	6.0	0.4	14.2
Refrigeration	20.5	17.3	55.5	47.5
Corporate and other	(15.4)	(15.5)	(41.4)	(48.2)
Eliminations (A)	0.3	0.1	—	(0.2)

Subtotal that includes segment profit and eliminations	68.3	71.8	137.0	168.1
Reconciliation to income from continuing operations before income taxes:
Special product quality adjustment	—	—	(2.4)	—
Items in losses and other expenses, net that are excluded from segment profit (C)	3.0	0.5	5.0	6.7
Restructuring charges	10.8	4.7	14.4	15.0
Interest expense, net	4.1	3.5	12.5	9.1
Other expense, net	—	—	0.1	0.1

Income from continuing operations before income taxes	$50.4	$63.1	$107.4	$137.2

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations:

Excluding:
o	Special product quality adjustment.

o	Items within Gains and/or losses and other expenses, net that are noted in (C) .

o	Restructuring charges.

o	Goodwill and equity method investment impairments.

o	Interest expense, net.

o	Acquisition costs

o	Other expense, net.

(C)	Items in Gains and/or losses and other expenses, net that are excluded from segment profit or loss are net change in unrealized gains and/or losses on open future contracts, discount fee on accounts sold, realized gains and/or losses on marketable securities, special legal contingency charge, and other items.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	As of	As of
	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$57.9	$160.0
Restricted cash	—	12.2
Accounts and notes receivable, net of allowances of $13.5 and $12.8 in 2011 and 2010, respectively	478.2	384.8
Inventories, net	394.3	286.2
Deferred income taxes, net	50.1	36.7
Other assets	48.3	67.0

Total current assets	1,028.8	946.9
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $601.1 and $584.7 in 2011 and 2010, respectively	333.3	324.3
GOODWILL	307.0	271.8
DEFERRED INCOME TAXES	84.2	87.2
OTHER ASSETS, net	81.0	61.8

TOTAL ASSETS	$1,834.3	$1,692.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$3.5	$1.4
Current maturities of long-term debt	0.4	0.6
Accounts payable	343.2	273.8
Accrued expenses	316.1	334.5
Income taxes payable	9.6	5.3

Total current liabilities	672.8	615.6
LONG-TERM DEBT	495.7	317.0
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	15.6	15.9
PENSIONS	89.0	88.1
OTHER LIABILITIES	62.5	65.7

Total liabilities	1,335.6	1,102.3
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 86,648,631 shares and 86,480,816 shares issued for 2011 and 2010, respectively	0.9	0.9
Additional paid-in capital	879.2	863.5
Retained earnings	685.4	642.2
Accumulated other comprehensive (loss)/income	(28.8)	30.2
Treasury stock, at cost, 35,090,313 shares and 32,784,503 shares for 2011 and 2010, respectively	(1,038.0)	(947.1)

Total stockholders’ equity	498.7	589.7

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,834.3	$1,692.0

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Use of Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and operating performance.
Reconciliation of Income From Continuing Operations, a GAAP Measure, to Adjusted Income From Continuing Operations, a Non-GAAP Measure

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Income from continuing operations, a GAAP measure	$33.8	$41.9	$71.6	$89.3
Restructuring charges, after tax	6.7	3.5	9.0	10.2
Special product quality adjustment, net (b)	—	—	(1.5)	—
Acquisition costs, net (b)	—	0.3	0.7	0.3
Special legal contingency charge, after-tax (a)	(0.1)	1.0	(0.2)	3.9
Gain on sale of entity (a)	(0.1)	(0.3)	(0.3)	(0.3)
Net change in unrealized losses on open future contracts, after tax (a)	2.2	(0.9)	3.2	—
Other items, net, after tax (a)	—	—	(0.3)	0.3

Adjusted income from continuing operations, a non-GAAP measure	$42.5	$45.5	$82.2	$103.7

Reconciliation of Earnings per Share from Continuing Operations — Diluted, a GAAP Measure, to Adjusted Earnings per Share From Continuing Operations — Diluted, a Non-GAAP Measure

Earnings per share from continuing operations — diluted, a GAAP measure	$0.64	$0.76	$1.33	$1.59
Restructuring charges	0.13	0.06	0.17	0.18
Special product quality adjustment (b)	—	—	(0.03)	—
Gain on sale of entity (a)	—	—	—	—
Special legal contingency charge (a)	—	0.02	—	0.07
Net change in unrealized losses on open future contracts and other items, net (a)	0.03	(0.01)	0.05	—

Adjusted earnings per share from continuing operations — diluted, a non-GAAP measure	$0.80	$0.83	$1.52	$1.84

(a)	Recorded in Losses and other expenses, net in the Consolidated Statements of Operations

(b)	Recorded in Cost of goods sold in the Consolidated Statements of Operations

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
Components of Losses and other expenses, net (pre-tax):	2011	2010	2011	2010
Realized gains on settled future contracts (a)	(0.1)	(0.2)	(1.0)	(1.0)
Foreign currency exchange (gain) loss (a)	(0.5)	0.6	—	0.6
Gain on disposal of fixed assets (a)	—	(0.1)	(0.9)	—
Special legal contingency charge (b)	(0.1)	1.8	(0.4)	6.3
Acquisition costs, net (b)	—	0.4	0.9	0.4
Net change in unrealized (gains)/losses on open futures contracts (b)	3.5	(1.4)	4.9	—
Gain on sale of entity (b)	(0.2)	(0.3)	(0.3)	(0.3)
Other items, net (b)	(0.1)	—	(0.1)	0.3

Losses and other expenses, net (pre-tax)	$2.5	$0.8	$3.1	$6.3

(a)	Included in segment profit and adjusted income from continuing operations

(b)	Excluded from segment profit and adjusted income from continuing operations

Reconciliation of Estimated Adjusted Earnings per Share from Continuing Operations — Diluted, a Non-GAAP Measure, to Earnings per Share from Continuing Operations — Diluted, a GAAP Measure

For the
Year Ended
December 31,
2011
ESTIMATED
Adjusted earnings per share from continuing operations — diluted	$2.00 - $2.15
Restructuring charges	(0.19)
Special legal contingency charge	—
Special product quality adjustment, net	0.03
Net change in unrealized losses on open futures contracts and other items, net	(0.06)

GAAP earnings per share from continuing operations — diluted	$1.78 - $1.93

Reconciliation of Net Cash Used in Operating Activities, a GAAP Measure, to Free Cash Flow, a Non-GAAP Measure

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Net cash provided by (used in) operating activities, a GAAP measure	$140.2	$69.6	$(2.2)	$43.6
Purchase of property, plant and equipment	(8.5)	(10.3)	(27.1)	(30.0)

Free cash flow, a Non-GAAP measure	$131.7	$59.3	$(29.3)	$13.6

Calculation of Debt to EBITDA Ratio:

Trailing
Twelve
Months to
September 30,
2011
EBIT (a)	$185.9
Depreciation and amortization expense (b)	58.8

EBITDA (a + b)	$244.7

Total debt at September 30, 2011 (c)	$499.6

Total debt to EBITDA ratio ((c / (a + b))	2.0

Reconciliation of EBIT, a Non-GAAP Measure, to Income From Continuing Operations Before Income Taxes, a GAAP Measure

Trailing
Twelve
Months to
September 30,
2011
EBIT per above, a Non-GAAP measure	$185.9
Special product quality adjustment	(2.6)
Items in losses and other expenses, net that are excluded from segment profit	9.5
Restructuring charges	15.0
Interest expense, net	16.2
Other expenses, net	1.0

Income from continuing operations before income taxes, a GAAP measure	$146.8

Reconciliation of Reported Revenue Growth, a GAAP measure, to Organic Revenue Growth, a non-GAAP Measure

					Translational	Net Sales
	Net Sales				Currency	Growth %
	For The Three Months		Net	Net	Impact	Excluding
	Ended September 30,		Sales	Sales	Favorable	Currency
	2011	2010	Variance	Growth %	(Unfavorable)	Impact
Lennox International Inc. and Subsidiaries
Net Sales, as reported — a GAAP measure	$923.0	$818.2	$104.8	12.8%	$19.1	10.5%
Less: Kysor/Warren acquisition	(71.0)	—	(71.0)		(0.6)

Net Sales, organic — a non-GAAP measure	$852.0	$818.2	$33.8	4.1%	$18.5	1.9%

Refrigeration Segment
Net Sales, as reported — a GAAP measure	$223.7	$140.6	$83.1	59.1%	$10.1	51.9%
Less: Kysor/Warren acquisition	(71.0)	—	(71.0)		(0.6)

Net Sales, organic — a non-GAAP measure	$152.7	$140.6	$12.1	8.6%	$9.5	1.8%

					Translational	Net Sales
	Net Sales				Currency	Growth %
	For The Nine Months		Net	Net	Impact	Excluding
	Ended September 30,		Sales	Sales	Favorable	Currency
	2011	2010	Variance	Growth %	(Unfavorable)	Impact
Lennox International Inc. and Subsidiaries
Net Sales, as reported — a GAAP measure	$2,547.7	$2,334.4	$213.3	9.1%	$54.6	6.8%
Less: Kysor/Warren acquisition	(165.1)	—	(165.1)		(2.0)

Net Sales, organic — a non-GAAP measure	$2,382.6	$2,334.4	$48.2	2.1%	$52.6	-0.2%

Refrigeration Segment
Net Sales, as reported — a GAAP measure	$616.3	$411.8	$204.5	49.7%	$30.3	42.3%
Less: Kysor/Warren acquisition	(165.1)	—	(165.1)		(2.0)

Net Sales, organic — a non-GAAP measure	$451.2	$411.8	$39.4	9.6%	$28.3	2.7%

Reconciliation of Reported Refrigeration Segment Profit Margin to Organic Segment Profit Margin

	For the Three Months Ended September 30, 2011			For the Three Months Ended September 30, 2010
			Segment			Segment
	Net	Segment	Profit	Net	Segment	Profit
	Sales	Profit	Margin	Sales	Profit	Margin
Refrigeration Segment, as reported	$223.7	$20.5	9.2%	$140.6	$17.3	12.3%
Less: Kysor/Warren acquisition	(71.0)	(1.4)	-2.0%	—	—	—

Refrigeration Segment, organic	$152.7	$19.1	12.5%	$140.6	$17.3	12.3%

	For the Nine Months Ended September 30, 2011			For the Nine Months Ended September 30, 2010
			Segment			Segment
	Net	Segment	Profit	Net	Segment	Profit
	Sales	Profit	Margin	Sales	Profit	Margin
Refrigeration Segment, as reported	$616.3	$55.5	9.0%	$411.8	$47.5	11.5%
Less: Kysor/Warren acquisition	(165.1)	0.2	0.1%	—	—	—

Refrigeration Segment, organic	$451.2	$55.7	12.3%	$411.8	$47.5	11.5%

Reconciliation of Operational Working Capital, a Non-GAAP Measure, to GAAP Balance Sheet Line Items

		September 30,		September 30,
		2011		2010
	September 30,	Trailing	September 30,	Trailing
	2011 (c)	12 Mo. Avg. (c)	2010	12 Mo. Avg.
Accounts and Notes Receivable, Net	$424.6		$429.2
Asset Securitization	—		—
Allowance for Doubtful Accounts	11.2		14.9

Accounts and Notes Receivable, Gross	435.8	$421.0	444.1	$405.9

Inventories	360.4		347.7
Excess of Current Cost Over Last-in, First-out	71.6		71.9

Inventories as Adjusted	432.0	451.6	419.6	388.2

Accounts Payable	(313.3)	(292.1)	(284.0)	(280.3)

Operating Working Capital (a)	554.5	580.5	579.7	513.8

Net Sales, Trailing Twelve Months (b)	3,144.6	3,144.6	3,067.9	3,067.9

Operational Working Capital Ratio (a / b)	17.6%	18.5%	18.9%	16.7%

(c)	Excludes the impact of the Kysor/Warren acquisition completed in January 2011. Including the impact of the Kysor/Warren acquisition to the September 30, 2011 operational working capital items above would increase Accounts and Notes Receivable, Gross from $435.8 to $491.7, Inventories as Adjusted from $432.0 to $465.9 and Accounts Payable from $(313.3) to $(343.2). Net Sales, Trailing Twelve Months would increase $165.1 (representing approximately eight and a half months of Net Sales) to $3,309.6 resulting in an Operational Working Capital Ratio of 18.6%.